Exhibit 99.1

Contact:	Brett S. Perryman
Laura O’Brien
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2008

Company Reports EPS of $0.90; Cash EPS of $1.46

BOSTON, April 23, 2008 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2008.

Cash Earnings Per Share (“Cash EPS”) for the first quarter of 2008 were $1.46, compared to $1.43 for the first quarter of 2007, while diluted earnings per share for the first quarter of 2008 were $0.90, compared to $0.93 for the same period of 2007.  Cash Net Income was $56.6 million for the first quarter of 2008, compared to $55.4 million for the first quarter of 2007.  Net Income for the first quarter of 2008 was $32.8 million, compared to $36.6 million for the first quarter of 2007.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the first quarter of 2008, revenue was $335.0 million, compared to $309.8 million for the first quarter of 2007.  EBITDA for the first quarter of 2008 was $89.4 million, compared to $89.1 million for the same period of 2007.

Net client cash flows for the first quarter of 2008 were approximately $(8.4) billion, with net flows in the institutional, mutual fund, and high net worth channels of approximately $(7.1) billion, $(1.2) billion, and $(100) million, respectively.  The aggregate assets under management of AMG’s affiliated investment management firms at March 31, 2008 were approximately $244 billion.

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“AMG generated solid earnings for the first quarter, against the backdrop of a challenging market environment,” stated Sean M. Healey, President and Chief Executive Officer of AMG.  “Although we experienced net outflows, primarily in certain quantitative products managed by First Quadrant, AQR and Chicago Equity Partners, we were pleased with our Affiliates’ strong relative investment performance.  In the quarter, our Affiliates outperformed their peers and benchmarks across a range of investment styles, including particularly strong performance at First Quadrant and BlueMountain.  During a volatile period in the markets, our largest Affiliates continued to build on their outstanding, long-term track records and reputations as leading boutique asset managers in their respective investment disciplines.  As markets stabilize and cash flows return to equity products across the industry, our Affiliates are well-positioned to generate strong organic growth over the long term.”

“During the quarter, we continued to make excellent progress in expanding our global distribution capabilities,” added Mr. Healey.  “With non-U.S. clients accounting for more than 30% of our total assets, our Affiliates offer a range of investment products that are highly attractive to investors around the world.  Building on the successful launch of our Australian marketing initiative in 2007, this past quarter we opened an office in London to support sales and marketing efforts in the Middle East region, and we are also pursuing additional distribution opportunities in other fast-growing international markets.”

Mr. Healey concluded, “Our pipeline of prospective new Affiliate investments remains very strong, and includes an outstanding array of domestic and international boutique managers.  With a long track record of successful investments, and substantial financial capacity, our competitive position is stronger than ever, and we are uniquely well-positioned to generate meaningful growth in earnings through accretive investments in high quality boutique firms.”

About Affiliated Managers Group

AMG is an asset management company with equity investments in a diverse group of boutique investment management firms. AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. For more information, please visit the Company’s Web site at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2007.

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Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-257-1836 (domestic calls)  or 1-303-262-2051 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1- 800-405-2236 (domestic calls) or 1-303-590-3000 (international calls) and enter the pass code, 11112949#. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/07	3/31/08

Revenue	$309,837	$335,034

Net Income	$36,622	$32,778

Cash Net Income (A)	$55,369	$56,645

EBITDA (B)	$89,132	$89,415

Average shares outstanding - diluted	44,600,908	45,321,649

Earnings per share - diluted	$0.93	$0.90

Average shares outstanding - adjusted diluted (C)	38,728,031	38,729,434

Cash earnings per share - diluted (C)	$1.43	$1.46

	December 31, 2007	March 31, 2008

Cash and cash equivalents	$222,954	$162,228

Senior debt	$519,500	$575,500

Senior convertible securities	$378,083	$78,181

Mandatory convertible securities	$300,000	$—

Junior convertible trust preferred securities	$800,000	$800,000

Stockholders’ equity	$469,202	$1,118,880

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/07	3/31/08

Net Income	$36,622	$32,778
Convertible securities interest expense, net (D)	5,073	7,826
Net Income, as adjusted	$41,695	$40,604

Average shares outstanding - diluted	44,600,908	45,321,649

Earnings per share - diluted	$0.93	$0.90

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/07	3/31/08

Average shares outstanding - diluted	44,600,908	45,321,649
Assumed issuance of COBRA shares	(7,273,950)	(2,796,161)
Assumed issuance of LYONS shares	(2,079,716)	(1,454,506)
Assumed issuance of Trust Preferred shares	(2,000,000)	(4,500,000)
Dilutive impact of COBRA shares	4,412,340	1,514,769
Dilutive impact of LYONS shares	1,068,449	643,683
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	38,728,031	38,729,434

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Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2007	$62,194	$180,426	$32,144	$274,764
Net client cash flows	(1,158)	(7,145)	(101)	(8,404)
Investment performance	(5,461)	(11,752)	(1,987)	(19,200)
Other (E)	82	(2,049)	(1,598)	(3,565)
Assets under management, March 31, 2008	$55,657	$159,480	$28,458	$243,595

Financial Results
(in thousands)
	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/07	of Total	3/31/08	of Total
Revenue
Mutual Fund	$133,258	43%	$134,863	40%
Institutional	136,594	44%	160,078	48%
High Net Worth	39,985	13%	40,093	12%
	$309,837	100%	$335,034	100%

EBITDA (B)
Mutual Fund	$37,308	42%	$31,439	35%
Institutional	40,371	45%	47,886	54%
High Net Worth	11,453	13%	10,090	11%
	$89,132	100%	$89,415	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	3/31/07	3/31/08

Net Income	$36,622	$32,778
Intangible amortization	7,943	8,350
Intangible amortization - equity method investments (F)	2,307	4,950
Intangible-related deferred taxes	7,032	9,021
Affiliate depreciation	1,465	1,546
Cash Net Income (A)	$55,369	$56,645

Cash flow from operations	$(47,339)	$(62,761)
Interest expense, net of non-cash items	16,921	20,091
Current tax provision	13,012	13,366
Income from equity method investments, net of distributions (F)	(10,235)	(13,967)
Changes in assets and liabilities and other adjustments	116,773	132,686
EBITDA (B)	$89,132	$89,415
Holding company expenses	14,014	16,697
EBITDA Contribution	$103,146	$106,112

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2008

Revenue	$309,837	$335,034

Operating expenses:
Compensation and related expenses	138,932	151,080
Selling, general and administrative	45,506	52,006
Amortization of intangible assets	7,943	8,350
Depreciation and other amortization	2,365	2,774
Other operating expenses	2,789	5,413
	197,535	219,623
Operating income	112,302	115,411

Non-operating (income) and expenses:
Investment and other (income) loss	(4,622)	1,939
Income from equity method investments	(7,971)	(13,988)
Investment (income) loss from Affiliate investments in partnerships (H)	(2,642)	14,334
Interest expense	18,387	21,313
	3,152	23,598

Income before minority interest and taxes	109,150	91,813
Minority interest (G)	(48,473)	(53,174)
Minority interest in Affiliate investments in partnerships (H)	(2,547)	13,389
Income before income taxes	58,130	52,028

Income taxes - current	13,012	13,366
Income taxes - intangible-related deferred	7,032	9,021
Income taxes - other deferred	1,464	(3,137)
Net Income	$36,622	$32,778

Average shares outstanding - basic	29,698,622	34,470,123
Average shares outstanding - diluted	44,600,908	45,321,649

Earnings per share - basic	$1.23	$0.95
Earnings per share - diluted	$0.93	$0.90

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$222,954	$162,228
Investment advisory fees receivable	237,636	209,242
Affiliate investments in partnerships (H)	134,657	129,545
Affiliate investments in marketable securities	21,237	25,238
Prepaid expenses and other current assets	33,273	20,926
Total current assets	649,757	547,179

Fixed assets, net	69,879	69,660
Equity investments in Affiliates	842,490	832,286
Acquired client relationships, net	496,602	489,245
Goodwill	1,230,387	1,236,859
Other assets	106,590	119,141
Total assets	$3,395,705	$3,294,370

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$246,400	$152,255
Payables to related party	69,952	56,430
Total current liabilities	316,352	208,685

Senior debt	519,500	575,500
Senior convertible securities	378,083	78,181
Mandatory convertible securities	300,000	—
Junior convertible trust preferred securities	800,000	800,000
Deferred income taxes	257,022	242,902
Other long-term liabilities	33,516	33,071
Total liabilities	2,604,473	1,938,339

Minority interest (G)	194,633	119,854
Minority interest in Affiliate investments in partnerships (H)	127,397	117,297

Stockholders’ equity:
Common stock	390	458
Additional paid-in capital	662,454	953,004
Accumulated other comprehensive income	64,737	52,829
Retained earnings	836,426	869,204
	1,564,007	1,875,495
Less treasury stock, at cost	(1,094,805)	(756,615)
Total stockholders’ equity	469,202	1,118,880
Total liabilities and stockholders’ equity	$3,395,705	$3,294,370

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2007	2008

Cash flow used in operating activities:
Net Income	$36,622	$32,778
Adjustments to reconcile Net Income to net cash flow used in operating activities:
Amortization of intangible assets	7,943	8,350
Amortization of issuance costs	758	773
Depreciation and other amortization	2,365	2,774
Deferred income tax provision	8,496	5,884
Accretion of interest	708	449
Income from equity method investments, net of amortization	(7,971)	(13,988)
Distributions received from equity method investments	20,513	32,905
Tax benefit from exercise of stock options	3,539	673
Stock option expense	2,644	3,783
Other adjustments	1,153	2,676
Changes in assets and liabilities:
Decrease in investment advisory fees receivable	23,466	28,050
(Increase) decrease in Affiliate investments in partnerships	2,173	(6,584)
Decrease in prepaids and other current assets	791	19,152
(Increase) decrease in other assets	(12,144)	1,754
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(109,874)	(109,396)
Decrease in minority interest	(28,521)	(72,794)
Cash flow used in operating activities	(47,339)	(62,761)

Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(25,855)	(43,347)
Purchase of fixed assets	(4,086)	(2,548)
Purchase of investment securities	(12,500)	(14,443)
Sale of investment securities	4,629	5,550
Cash flow used in investing activities	(37,812)	(54,788)

Cash flow from financing activities:
Borrowings of senior bank debt	136,000	177,000
Repayments of senior bank debt	(73,000)	(121,000)
Issuance of common stock	35,625	213,777
Settlement of convertible securities	—	(208,730)
Repurchase of common stock	(109,003)	(10,502)
Issuance costs	(1,556)	(939)
Excess tax benefit from exercise of stock options	22,340	2,886
Notes payable and other liabilities	(1,009)	878
Subscriptions (redemptions) of Minority interest - Affiliate investments in partnerships	(2,173)	3,652
Cash flow from financing activities	7,224	57,022

Effect of foreign exchange rate changes on cash and cash equivalents	282	(199)
Net decrease in cash and cash equivalents	(77,645)	(60,726)
Cash and cash equivalents at beginning of period	201,729	222,954

Cash and cash equivalents at end of period	$124,084	$162,228

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Affiliated Managers Group, Inc.

Notes

(A)      Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)        EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)        Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)       Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and junior convertible trust preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

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(E)         “Other” reflects the Company’s agreement to transfer its interests in certain Affiliates, and the reclassification of approximately $100 million of assets under management from the High Net Worth distribution channel to each of the Mutual Fund and Institutional distribution channels, respectively.  The financial effect of these items is not material to the Company’s ongoing results.

(F)         The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd., Deans Knight Capital Management Ltd., ValueAct Capital and BlueMountain Capital Management (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(G)        Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(H)       EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the three months ended March 31, 2008, the total non-operating loss associated with those partnerships was $14.3 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $13.4 million; as of March 31, 2008, the total assets attributable to these investment partnerships was $129.5 million, while the portion owned by the outside owners was $117.3 million.